Exhibit 10.24

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into by and between Exigent International, Inc. (the "Company" or "We/Our/Us") and Jeffery B. Weinress ("You").

IN CONSIDERATION of...

             (i) your employment or continued employment by the Company,

             (ii) the compensation and benefits to be provided to you by the Company,

             (iii)  the  confidential  business   information,   trade  secrets,
specialized knowledge, training, experience and customer relationships that you have or will acquire as a result of your employment with the Company,

             (iv) and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged,...the Company and You agree as follows:

          1. Employment. We agree to employ You, and You accept such employment, in accordance with the terms and conditions of this Agreement.

          2. Duties and Responsibilities. You shall assist Us in finance, administration, human resources and/or information technology with such titles and responsibilities as We may from time to time assign to You. You agree to devote your full time, attention, energy and skills to the business and good will of the Company and its affiliates and to perform all services and duties as may be assigned by the Company in a competent, conscientious and timely manner. You agree to comply with all Company policies, procedures and directives. You will not engage in any outside employment or business activities (except passive investments) without Our express written permission.

          3. Compensation and Benefits. You shall receive base compensation of $140,000 per year, payable at the Company's normal payroll intervals and subject to withholdings for taxes and other normal payroll deductions. Your base compensation may be adjusted from time to time as approved by Us. In addition to base compensation, You shall be entitled to participate in such standard benefits as may be provided from time to time generally to other full time employees of the Company, including vacation, medical sick/personal leave, 401(k), Money Purchase Pension Plan and ESOP. Your participation in such benefits shall be governed by the normal requirements, terms and conditions of any applicable plans or policies, as may from time to time be amended, changed or terminated by the Company in its sole discretion.

          4. Term and  Termination.

             4.1 Term. This Agreement shall extend from December 17, 1998 through December 17, 2000 (hereinafter the "Term"). Any extension or renewal of this Agreement must be in writing signed by You and the Company.

             4.2   Termination.   During  the  Term,  this  Agreement  and  Your
employment hereunder may be terminated by either You or the Company at any time, with or without cause or notice.

          5. Special Pay. Pursuant to the Incentive Stock Option Agreement attached hereto as Exhibit "A", the Company will provide you with 20,000 incentive stock options which shall vest 50% on the one year anniversary of this Agreement provided you are still employed. The exercise price of the options shall be fair market value as determined by the Compensation Committee for the Company on the day granted.

          6. Restrictions on Competition.

             6.1 Noncompetition. During your employment with the Company and for a period of one year thereafter, commencing on the date of termination, whether such termination is voluntary or involuntary, with or without good cause shown, You agree that You will not, on Your own behalf or on behalf of any other person, business or entity:

             (a) directly or indirectly engage in any business that competes with the Company's products and services anywhere in the world,

             (b) sell or attempt to sell products or services of the same general character provided by the Company to or seek or obtain employment with any existing or prospective customer of the Company, regardless of location.

             (c)  hire,  solicit,  induce or attempt to hire,  solicit or induce
                  away      any       employee/subcontractor      or      former
                  employee/subcontractor of the Company. The previous restrictions are not intended to prevent you from working in your fields of expertise. The restrictions in 6.1(a)/(b) are only intended to apply to any company that is a competitor or customer of the Company and only insofar as is necessary to protect Our legitimate business interests.

             6.2 Confidentiality. Except in connection with the performance of Your duties and responsibilities under this Agreement, You will not at anytime during or after Your employment with the Company use, disclose or furnish to any other person, business or entity any confidential information belonging to the Company. Such information includes, but is not limited to the Company's customer lists, customer contact persons, price lists, trade secrets, intellectual property, inventions, innovations, discoveries, designs, know-how, methods, software, and any other confidential information, knowledge or intelligence relating to the Company's markets, customers, products, pricing, procedures, strategies, formulas, plans, assets, liabilities, costs, revenues, profits, organization, employees and business in general.

             6.3 Inventions. You shall promptly disclose to the Company all products, designs, styles, processes, discoveries, materials, ideas, creations, inventions and technical or business innovations, whether or not such items are patentable or copyrightable, that You have made or conceived or may hereafter make or conceive, either solely or jointly with others during the period of Your employment with the Company that (a) relate to that business, work or investigations of the Company to which Your employment relates or as to which You may receive information due to Your employment, or (b) that result from or are suggested by any work that You may do for the Company, or (c) that are otherwise made through the use of the Company's time, facilities or materials. You hereby forever assign, and hereby agree to do all such acts and execute, acknowledge and deliver all such documents and provide other assistance, both during and subsequent to Your employment, as may be necessary to vest in the Company the entire right, title and interest in and to all said inventions and innovations, including all conceivable intellectual property rights and software and related documentation, derivative works, copyrights, trade marks, service marks, trade dress, patents, patent applications, know-how, discoveries, proprietary and confidential information. Any written work, such as computer software or "firm ware" and related documentation shall be considered a work made for hire and all right, title and interest shall vest solely in the Company.

             6.4 Injunctive Relief. You recognize that the foregoing provisions concerning noncompetition, confidentiality and inventions are reasonable and necessary for the protection of legitimate interests of the Company and that the Company will be irreparably harmed if these provisions are not specifically enforced. Accordingly, in addition to other remedies available at law and loss or termination of Special Pay, the foregoing provisions may be enforced by the Company by means of a temporary or permanent injunction, without prejudice to such damage rights as may exist.

             6.5 Survive Term. The provisions of this Section shall survive any termination or expiration of this Agreement.

          7. Dispute Resolution. If a legally cognizable dispute arises out of or relates to this Agreement or the breach, termination or validity thereof, or the compensation, promotion, demotion, discipline, discharge or terms and conditions of employment of the Employee, and if said dispute cannot be resolved through direct discussions, the parties agree to try in good faith to settle the dispute by mediation administered by the American Arbitration Association under its National Rules for the Resolution of Employment Disputes.

          8. Governing Law. This Agreement shall be governed by the law of the State of Florida.

          9. Severability. If any provision or part of any provision of this Agreement shall not be valid for any reason, such provision shall be entirely severable from, and shall have no effect upon, the remainder of this Agreement.

          10. Company's Assignees and Successors. The Company has the right to assign this Agreement to its successors and assigns and any such successors and assigns shall be entitled to all of the Company's rights hereunder.

          11. Entire Agreement. This Agreement constitutes the sole and entire agreement between You and the Company. Except for the offer letter dated Decembe 3, 1998, all prior contracts, agreements, or promises of any kind relating to the employment relationship of the parties are hereby canceled and discharged and have no further effect whatsoever. Except as specifically provided herein, this Agreement can be modified only by a written agreement duly executed by both of us.

          12. No Restrictions. You certify that You have not entered into a non-compete agreement or any other agreement with any party which would in any way prohibit or restrict your performance under this Agreement.

          13. Plain Meaning. This Agreement shall be interpreted in accordance with the plain meaning of its terms and not for or against the drafter.

         IN WITNESS WHEREOF, the parties have voluntarily and with knowledge of their rights executed this Agreement retroactively effective as of the 17th day of December, 1998.

WITNESS:                                  EMPLOYEE:

/s/ Sally H. Ball                         Signature:  /s/ Jeffery B. Weinress
-------------------------                            ---------------------------
                                                       Jeffery B. Weinress
                                                       Employee #703

                                          Date: 3/10/99


                                          EXIGENT INTERNATIONAL, INC.

                                          Signature: /s/ B.R. Smedley
                                                     ---------------------------
                                                     B.R. "Bernie" Smedley
                                                     President

                       EXHIBIT "A" TO EMPLOYMENT AGREEMENT

                           EXIGENT INTERNATIONAL, INC.
                     OMNIBUS STOCK OPTION AND INCENTIVE PLAN
                        Incentive Stock Option Agreement


          This Agreement is by and between Exigent International, Inc. (the "Company") and Jeffery B. Weinress, (the "Optionee").

W I T N E S S E T H:

         1. Grant of Option. Pursuant to the provisions of the Exigent International, Inc. Omnibus Stock Option and Incentive Plan (the "Plan"), effective December 17th, 1998 (the "Grant Date"), the Company awarded to the Optionee, subject to the terms and conditions of the Plan and the terms and conditions contained herein, and subject further to approval of the Plan by the stockholders of the Company at the 1999 Annual Meeting of Stockholders (the "1999 Annual Meeting"), the right and option to purchase from the Company all or any part of an aggregate of 20,000 shares of the common stock ($.01 par value) of the Company ("Stock"), at a purchase price equal to $3.00 per share, such option to be exercised as hereinafter provided. It is intended that the option evidenced hereby constitute an incentive stock option within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Notwithstanding the foregoing, or any other provision contained herein, in the event the Plan is not approved by the Company's stockholders at the FY 1998(b) Annual Meeting, this option shall be null and void.

         2. Terms and Conditions. In addition to the terms and conditions contained in the Plan, it is understood and agreed that the option evidenced hereby is subject to the following additional terms and conditions:

             (a)  Expiration   Date.  The  option  shall  expire  on  the  tenth
anniversary of the Grant Date.

             (b)  Period  of  Exercise.  Subject  to the  other  terms  of  this
Agreement regarding the exercisability of this option, this option shall become exercisable in cumulative installments in accordance with the following schedule:

                                                           Percentage of Options
                      On or after                                Exercisable

             1/1/00  (one (1) Year After Date of                     50%
             Execution of Employment Agreement Provided
             Optionee Remains Employed)

             1/1/01                                                  50%

          Notwithstanding the foregoing, this option may not be exercised prior to the approval of the Plan by the Company's stockholders at the FY 1998(b) Annual Meeting.

             (c) Exercise of Option. This option shall be exercised by submitting a written notice to the Administrator appointed pursuant to Section 3 of the Plan (the "Administrator") signed by the Optionee and specifying the number of shares of Stock as to which the option is being exercised. Such notice shall be accompanied by the payment of the full option price for the shares being purchased. Payment shall be made in (i) in United States dollars in cash or by check in a form satisfactory to the Company, (ii) subject to the approval of the Board, already-owned shares of Stock (to the extent permitted by law), which shall be valued for this purpose at the fair market value (as determined in accordance with the Plan) on the date immediately preceding the day notice of exercise is received by the Company, (iii) in accordance with a so-called cashless exercise plan established with a securities brokerage firm, or (iv) any combination of the above. A certificate or certificates for the shares of Stock purchased shall be issued by the Company after the exercise of the option and payment therefor, including provision for any federal and state withholding taxes, and other applicable employment taxes.

          In lieu of delivering all or a portion of the shares of Stock as to which an option has been exercised, the Administrator may elect to pay the Optionee an amount in cash or Stock, or a combination of cash or Stock, equal to the excess of the fair market value over the exercise price on the date of exercise, as determined in accordance with the Plan, of the shares of Stock the Optionee would have received upon exercise over the aggregate exercise price.

             (d) Termination of Option upon Termination of Employment, Death or Disability.

                 (i) Unless the Administrator in its discretion determines otherwise, upon the termination of Optionee's employment with the Company (and all Participating Companies as defined in the Plan) for any reason other Breach of Conduct (as defined below), death or Disability (as defined in the Plan), any portion of this option that is not exercisable by reason of Paragraph 2(b) hereof shall immediately terminate. Any portion of this option that is exercisable on the employment termination date shall continue to be exercisable for three months following such termination date, unless sooner terminated by reason of Paragraph 2(a) hereof. "Breach of Conduct" shall mean activities which constitute a serious breach of conduct as determined by the Committee in its sole discretion, including, but not limited to: (i) the disclosure or misuse of confidential information or trade secrets; (ii) activities in violation of the policies of any Participating Company, including without limitation, the Company's insider trading policy; (iii) the violation or breach of any material provision in any applicable employment contract or agreement; (iv) engaging in conduct relating to the Grantee's employment for which either criminal or civil penalties may be sought; (v) engaging in activities which adversely affect or which are contrary or harmful to the interests of a Participating Company, or
(vi) engaging in competition with a Participating Company during employment or within one (1) year following termination of employment with a Participating Company. The determination of Breach of Conduct shall be determined by the Committee in good faith and in its sole discretion.

                 (ii) If termination of employment is by reason of death or Disability, any portion of this option which is not exercisable on the date of death or Disability by reason of Paragraph 2(b) hereof shall immediately terminate, and any remaining portion of this option shall terminate if not exercised within one year following the date of death or commencement of Disability, unless sooner terminated by reason of Paragraph 2(a) hereof.

                 (iii) In the event of a Breach in Conduct by Optionee at any time while employed by the Company or a Participating Company or within two years of termination of employment, (i) any unexercised portion of this Option, whether exercisable pursuant to Paragraph 2(b) hereof or not exercisable, shall become null and void upon action by the Committee. The Committee's action shall be communicated in writing to the Optionee as soon as practicable. In addition, the Committee may, in its sole discretion, by written notice demand that any or all stock certificates for Stock acquired pursuant to the exercise of this Option, or any profit realized from the sale of such or transfer of such Stock, be returned to the Company within five (5) days of receipt of such notice. Any exercise price paid by the Optionee shall be returned to Optionee by the Company immediately thereafter, without interest. The Company shall be entitled to reimbursement of reasonable attorney fees and expenses incurred in seeking to enforce it rights under this Paragraph 2(e)(iii) and Section 17 of the Plan.

             (f) Non-transferability. This option and all rights hereunder shall be exercisable during the Optionee's lifetime only by the Optionee and shall be non-assignable and non-transferable by the Optionee except, in the event of the Optionee's death, by will or by the laws of descent and distribution. In the event the death of the Optionee occurs, the representative or representatives of the Optionee's estate, or the person or persons who acquire (by bequest or inheritance) the rights to exercise this option in whole or in part, may exercise this option prior to the expiration of the applicable exercise period, as specified in Paragraph 2(e) above.

             (g) Mergers, Etc. Unless the Board determines otherwise, this option shall accelerate and become immediately exercisable for a period of fifteen days (or such longer or shorter period as the Board may prescribe) immediately prior to the scheduled consummation of a Terminating Transaction (as defined below), which exercise shall be (i) conditioned upon the consummation of the Terminating Transaction and (ii) effective only immediately before the consummation of such Terminating Transaction.

          Upon consummation of any such Terminating Transaction, the Plan and any unexercised portion of this option shall terminate. Notwithstanding the foregoing, to the extent provision is made in writing in connection with such Terminating Transaction for the continuation of the Plan and the assumption of this option, or for the substitution for this option of new options covering the stock of a successor company, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares or units and exercise prices, then the Plan and this option shall continue in the manner and under the terms contained herein, and the acceleration and termination provisions set forth in the first two sentences of this subparagraph (g) shall be of no effect. The Company shall send written notice of a Terminating Transaction to Optionee not later than the time at which the Company gives notice thereof to its stockholders.

          "Terminating Transaction" means any of the following events: (a) the dissolution or liquidation of the Company; (b) a reorganization, merger or consolidation of the Company with one or more other persons in which the Company is not the surviving corporation or becomes a subsidiary of another corporation other than a corporation that was a Participating Company immediately prior to such event; (c) a sale of substantially all the Company's assets to a person or entity other than a corporation that was a Participating Company immediately prior to such event; or (d) the acquisition by a person or persons acting as a group or otherwise in concert (other than a stockholder or employee of a Participating Company as of the Effective Date or an employee benefit plan of a Participating Company) of equity securities of the Company that represent a majority or more of the aggregate voting power of all outstanding equity securities of the Company. The word "person" as used herein shall mean an individual, corporation, partnership, association or other person or entity, or any group of two or more of the foregoing that have agreed to act together.

             (h) Modification or cancellation of option. The Administrator shall have the authority to effect, at any time and from time to time, with the consent of the Optionee, the modification of the terms of this option agreement (subject to the limitations contained in the Plan).

             (i) No Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any Common Shares subject to this option prior to the date of issuance to Optionee of a certificate or certificates for such shares.

             (j) No Right to Continued Employment. This option shall not confer upon the Optionee any right with respect to continuance of employment by the Company, nor shall it interfere in any way with the right of the Company to terminate the Optionee's employment at any time.

             (k) Compliance with Law and Regulations. This option and the obligation of the Company to sell and deliver shares hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (i) the listing of such shares of Stock on any stock exchange on which the Stock may then be listed, and (ii) the completion of any registration or qualification of such shares of Stock under any federal or state law, or any rule or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Moreover, this option may not be exercised if its exercise, or the receipt of Stock pursuant thereto, would be contrary to applicable law.

          3. Disqualifying Disposition of Shares. This option shall not qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, if the shares of Stock acquired pursuant to the exercise of the option are transferred, other than by will or by the laws of descent and distribution, within two years of the Grant Date or within one year after the transfer of the shares of Stock to the Optionee pursuant to such exercise.

          4. Optionee Bound by Plan. The Optionee hereby agrees to be bound by all of the terms and provisions of the Plan. In the event of any inconsistency between this Agreement and the terms of the Plan, the terms of the Plan shall govern.

          5. Withholding Taxes. Optionee acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to Optionee any federal, state or local taxes of any kind required by law to be withheld with respect to the exercise of this option hereunder.

          6. Notices. Any notice hereunder to the Company shall be addressed to it at its principal business office, and any notice hereunder to the Optionee shall be sent to the address reflected on the payroll records of the Company, subject to the right of either party to designate at any time hereafter in writing some other address.

          7. Delaware Law to Govern. This Agreement shall be construed and administered in accordance with and governed by the laws of the State of Delaware.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Optionee has executed this Agreement retroactively effective on the 17th day of December, 1998.

                                                    EXIGENT INTERNATIONAL, INC.:


                                                    By: /s/ B.R. Smedley
                                                       -------------------------
                                                        B. R. "Bernie" Smedley
                                                        Chairman & CEO

                                                    OPTIONEE:

                                                       /s/ Jeffery B. Weinress
                                                       -------------------------
                                                       Jeffery B. Weinress